EXHIBIT 10M

                                 AUTOINFO, INC.
                          6413 Congress Ave, Suite 240
                            Boca Raton, Florida 33487

                                                        January 21, 2004

Kinderhook Partners, LP
1 Executive Drive, Suite 160
Fort Lee, NJ 07024

This letter constitutes an agreement, subject to the terms and conditions contained herein, between Kinderhook Partners, LP and/or its affiliates (the "Purchaser") and AutoInfo Inc. ("AutoInfo" or the "Company"), pursuant to which Purchaser will buy and AutoInfo will sell, common stock to the Purchaser.

1. Purchaser agrees to buy from AutoInfo, and AutoInfo agrees to sell to Purchaser, 1,333,333 authorized but unissued shares of AutoInfo common stock (the "New AutoInfo Shares"), for a total consideration of $442,201.76 payable in cash at closing by wire transfer to an account designated by AutoInfo.

2. The Purchaser acknowledges that it is acquiring the New AutoInfo Shares as principal for its own account for investment purposes only. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act, of 1933 as amended (the "Securities Act"). The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the New AutoInfo Shares, and has so evaluated the merits and risks of such investment to its satisfaction. The Purchaser is able to bear the economic risk of an investment in the New AutoInfo Shares. The Purchaser understands and acknowledges that (i) the New AutoInfo Shares are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to such reliance.

3. AutoInfo represents and warrants:

(a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required by law; except where the failure to so qualify would not have a material adverse effect on the Company;

(b) it has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts;

(c) it has the full right, power and authority to enter into this agreement and perform the transactions

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contemplated hereunder;

(d) this agreement has been duly executed and delivered on behalf of AutoInfo and constitutes the valid and binding obligation of AutoInfo, enforceable in accordance with its terms;

(e) the execution, delivery and performance of this agreement, the sale and delivery of the New AutoInfo Shares, and compliance with the provisions hereof by AutoInfo, do not and will not, with or without the passage of time or the giving of notice or both, (i) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, or (ii) result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any note, indenture, mortgage or lease, or any other material contract or other instrument, document or agreement, to which AutoInfo is a party or by which it or any of its property is bound or affected;

(f) AutoInfo is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this agreement or the issuance, conveyance and sale of the New AutoInfo Shares to the Purchaser pursuant to the terms hereof;

(g) all consents, approvals or authorizations of, or registrations, filings or declarations with, any governmental authority, stock exchange or market, AutoInfo's board of directors and shareholders, or any other person, required in connection with the execution, delivery and performance of this agreement or the transactions contemplated hereby have been or by the Closing Date (as defined below) will have been obtained by AutoInfo and will be in full force and effect;

(h) except as set forth on Schedule 3(h) hereto, there are no actions, investigations, demands, suits or proceedings pending or threatened against or affecting AutoInfo, or affecting the rights of AutoInfo to enter into this agreement or consummate the transactions contemplated hereby and any matters disclosed on Schedule 3(h) hereto would not reasonably be expected to have a material adverse effect on the Company or its subsidiaries;

(i) AutoInfo has complied with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of governmental entities, except for such non-compliance which would not reasonably be expected to have a material adverse effect on it or its subsidiaries;

(j) AutoInfo has correctly prepared and filed all tax returns or reports that are required to have been filed in any jurisdiction, and has timely paid in full all taxes due and payable with respect thereto;

(k) upon consummation of the purchase contemplated hereby, the New AutoInfo Shares shall have been duly and validly authorized and issued, fully paid and non-assessable and free and clear of all liens, pledges, security interests and encumbrances, except for any liens, pledges, security interests and encumbrances created by Purchaser;

(l) in reliance on the investment representations made by the Purchaser contained herein, the offer, issuance, sale and delivery of the New AutoInfo Shares, are exempt from the registration requirements of the Securities Act and all applicable state securities laws;

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(m) a copy of AutoInfo's Annual Report on Form 10-K for the year ended December
31, 2002 (the "2002 10-K") and each report, schedule, effective registration statement and definitive proxy statement filed by AutoInfo with the Securities and Exchange Commission (the "Commission") since December 31, 2002, (as the documents may have been amended since the time of their filing, the "Commission Documents") has been made available to the Purchaser either by physical delivery or via the Commission's EDGAR System. As of their respective filing dates, each Commission Document complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the Commission thereunder applicable to the Commission Documents, and no Commission Document contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the Commission Documents were prepared in accordance with United States generally accepted accounting principles ("GAAP"), applied consistently with the past practices of the Company (except as may be indicated in the notes thereto), and as of their respective dates, fairly present, in all material respects, the consolidated financial position of the Company and the results of its operations as of the time and for the periods indicated therein and complied as to form in all material respects with then applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto;

(n) since September 30, 2003, except as disclosed in the Commission Documents filed subsequent to that date, there has not been any material adverse change in the business, financial condition or operating results of AutoInfo or its subsidiaries;

(o) AutoInfo has not since December 31, 2002, received notice (written or oral) from any stock exchange or market on which its common stock is or has been listed (or on which it has been quoted) to the effect that it is not in compliance with the continuing listing or maintenance requirements of such exchange or market; and

(p) the authorized capital stock of the Company consists of one hundred million shares of common stock ("Common Stock") and ten million shares of preferred stock ("Preferred Stock"). As of the date hereof, without giving effect to the issuance of the New AutoInfo Shares, there are issued and outstanding 27,382,923 shares of Common Stock and no shares of Preferred Stock. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3(p) hereto, there are no outstanding rights, options, warrants, conversion rights, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company. All outstanding shares have been issued in compliance with state and federal securities laws. There are no agreements to which the Company is a party or, to the knowledge of the Company, to which any stockholder of the Company is a party, with respect to the voting or transfer of the capital stock of the Company.

4. AutoInfo covenants and agrees as follows:

(a) to file a registration statement on or before March 31, 2004 (the "Filing Date") on Form SB-2, or such other form that is appropriate, covering the resale of the New AutoInfo Shares and the shares of common stock to be issued to the Purchaser upon conversion of the Company's 12% convertible subordinated debentures (the "Debentures") being purchased by the Purchaser from the holders thereof (the "Conversion Shares" and together with the New AutoInfo Shares, collectively, the "Registrable Securities"). AutoInfo will cause the registration statement to become effective on or before June 30, 2004 (the "Effectiveness Date"); provided that, if (1) the registration statement is not filed by the Filing

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Date, (2) the registration statement is not declared effective by the
Effectiveness Date, (3) prior to the time that the Registrable Securities may be resold pursuant to Rule 144, the registration statement shall cease to be available for use by the Purchaser due to the fault of AutoInfo (including, without limitation, by reason of a stop order, a material misstatement or omission in such registration statement or the information contained in such registration statement having become outdated), or (4) AutoInfo fails, refuses or is otherwise unable timely to issue Conversion Shares upon conversion of the Debentures, then AutoInfo shall pay to the Purchaser an amount equal to one percent (1%) of the purchase price paid for the Debentures and the New AutoInfo Shares purchased by the Purchaser. Thereafter, for every 30 days that pass during which any of the events described in clauses (1), (2), (3) and (4) above is continuing (the "Blackout Period"), AutoInfo shall pay to the Purchaser an additional amount equal to one percent (1%) of the purchase price paid for the Debentures and the New AutoInfo Shares purchased by the Purchaser. Each such payment shall be due within five (5) days of the end of each calendar month of the Blackout Period until the termination of the Blackout Period and within five
(5) days after such termination. Such payments shall be in partial compensation to the Purchaser, and shall not constitute the Purchaser's exclusive remedy for such events. The Blackout Period shall terminate upon (x) the filing of the registration statement in the case of clause (1) above; (y) the effectiveness of the registration statement in the case of clauses (2) and (3) above; or (z) delivery of such shares or certificates in the case of clause (4) above. In addition to the foregoing, in the event that the Registration Statement has not been declared effective on or before December 31, 2004 or was declared effective and subsequently ceased to be available for use by the Purchaser due to the fault of AutoInfo (including, without limitation, by reason of a stop order, a material misstatement or omission in such registration statement or the information contained in such registration statement having become outdated) and has not been declared effective again by December 31, 2004, the Purchaser shall have the right in its sole discretion to rescind all transactions hereunder and receive from AutoInfo, the full purchase price paid by the Purchaser for the New AutoInfo Shares. AutoInfo shall make such payment in cash by wire transfer within sixty (60) days after receipt of written demand for recission by the Purchaser. Notwithstanding anything to the contrary contained in this Agreement, provided that a registration statement covering the Registrable Securities has been filed and declared effective, no amounts shall be due and payable to the Purchaser as a result of blackout periods imposed by the Company due to (i) the Company being involved in a confidential proposed transaction involving a merger or acquisition, purchase or sale of assets, contractual agreement or negotiations therefor, (ii) an imminent public announcement by the Company of an updated or new product or technology or (iii) the financial statements included in the prospectus covering the Registrable Securities requiring updating and the required annual audited financial statements not being available; provided, however, that such blackout periods shall not exceed thirty (30) trading days in the aggregate per year nor more than twenty (20) consecutive calendar days.

(b) if at any time prior to the two year anniversary of the date the Purchaser acquires the Registrable Securities, AutoInfo or any shareholder of AutoInfo proposes to register any of its common stock or any securities convertible into common stock under the Securities Act (other than pursuant to an offering of securities in connection with an employee benefit, share dividend, share ownership or dividend reinvestment plan) and (a) the Registrable Securities are not then covered by an effective registration statement, and (b) the registration form to be used may be used by AutoInfo for the registration of the Registrable Securities, AutoInfo shall give prompt written notice to the Purchaser of its intention to effect such a registration (each a "Piggyback Notice") and, shall include in such registration all Registrable Securities with respect to which AutoInfo has received written request from the Purchaser for inclusion therein within ten (10) days after the date of sending the Piggyback Notice (the "Piggyback Registration") to the Purchaser.

(c) in connection with any registration, AutoInfo will, as expeditiously as possible:

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      (i) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such securities by the Purchaser;

      (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the such time as all of such securities have been disposed of;

      (iii) furnish to the Purchaser such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Purchaser may reasonably request;

      (iv) register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as the Purchaser shall reasonably request (provided, however, that it shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable the Purchaser to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

      (v) notify the Purchaser at any time when the Registration Statement contains an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of the Purchaser, prepare and furnish to such person(s) such reasonable number of copies of any amendment or supplement to the Registration Statement as may be necessary so that, as thereafter delivered to the purchasers of such shares, such Registration Statement shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

      (vi) keep the Purchaser informed of the Company's best estimate of the earliest date on which the offering documents will become effective, and promptly notify the Purchaser of (A) the effectiveness of such offering documents, (B) a request by the Commission for an amendment or supplement to such offering documents, (C) the issuance by the Commission of an order suspending the effectiveness of the offering documents, or of the threat of any proceeding for that purpose, and (D) the suspension of the qualification of any securities to be included in the offering documents for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose;

      (vii) cause all Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

      (viii) not less than three business days prior to the filing of the Registration Statement or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish to the Purchaser and its counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the reasonable review and comment of the Purchaser and its counsel.

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(d) all registrations (piggyback or otherwise) made by the Purchaser will be made solely at AutoInfo's expense, other than (x) the underwriters', broker-dealers' and placement agents' selling discounts, commissions and fees relating to the sale of the Purchaser's securities, (y) any costs and expenses of counsel, accountants or other advisors retained by the Purchaser and (z) all transfer, franchise, capital stock and other taxes, if any, applicable to the Purchaser's securities (collectively, "Purchaser's Expenses") which shall be paid by the Purchaser.

(e) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this agreement, the Company shall indemnify and hold harmless the holder of such Registrable Securities, such holder's directors and officers, and each other person who participated in the offering of such Registrable Securities and each other person, if any, who controls such holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iii) any other violation of any applicable securities laws, and in each of the foregoing circumstances shall reimburse such holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating person or controlling person, and shall survive the transfer of such securities by such holder.

(f) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each holder of Registrable Securities, by acceptance hereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act and any other holder against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in either case only to the extent that such untrue statement or omission is (A) made in reliance on and in conformity with any information furnished in writing by such holder to the Company concerning such holder specifically for inclusion in the offering documents relating to such offering, and (B) is not corrected by such holder and distributed to the purchasers of shares within a reasonable period of time. Notwithstanding the provisions of this paragraph, no holder shall be required to indemnify any person pursuant to this

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paragraph or to contribute pursuant to paragraph (g) below in an amount in excess of the amount of the aggregate net proceeds received by such holder in connection with any such registration under the Securities Act.

(g) If the indemnification provided for above from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(h) In order to permit the Purchaser to sell the Registrable Securities, if it so desires, pursuant to any applicable resale exemption under applicable securities laws and regulations, AutoInfo shall:

      (i) comply with all rules and regulations of the Commission in connection with use of any such resale exemption;

      (ii) make and keep available adequate and current public information regarding the Company; and

      (iii) file with the Commission in a timely manner, all reports and other documents required to be filed under the Securities Act, the Exchange Act, or other applicable securities laws and regulations.

(i) During any period during which the Company is not a reporting company under the Exchange Act and the Purchaser owns at least twenty-five (25%) of the Registrable Securities, AutoInfo shall furnish to the Purchaser (A) within sixty
(60) days after the end of each fiscal quarter, an unaudited consolidated balance sheet of the Company and its subsidiaries, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, for such period, for the current fiscal year to date and (B) within ninety (90) days after the end of each fiscal year, an unaudited consolidated balance sheet of the Company and its subsidiaries, as of the end of such year and consolidated statements of income, stockholders' equity and cash flows for such year, in each case prepared in accordance with GAAP, and in the event that such financials statements are audited, AutoInfo shall furnish to the Purchaser such audited financial statements.

All rights of the Purchaser under this paragraph 4 shall inure to the benefit of the Purchaser's successors and assigns, provided that any such successor or assign obtains Registrable Securities in compliance with all applicable laws.

5. The representations and warranties of each party contained herein shall survive the execution and

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delivery of this agreement. Each party shall indemnify, defend and hold harmless the other party from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, reasonable legal fees and expenses) based upon or arising out of any inaccuracy or breach of any representation and warranty or covenant contained herein.

6. Each party hereto agrees to take, or cause to be taken, from and after the Closing Date, such further actions to execute, deliver and file, or cause to be executed, delivered and filed, such further documents and instruments as may be necessary in order to fully effectuate the purposes, terms and conditions of this agreement.

7. This agreement shall be governed by the laws of the State of New York without giving effect to choice of law principles. Any provision of this agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. This agreement shall bind each party and his or her successors and assigns. This agreement may be modified only with the written consent of all of the parties hereto. This agreement may be executed in any number of counterparts and all counterparts shall be construed together and shall constitute one and the same instrument.

8. The parties agree that the closing of the transactions contemplated hereby shall occur on or before January 23, 2004 on a date mutually acceptable to the parties hereto (the "Closing Date"); provided, however, that such closing is conditioned upon the simultaneous closing of the transaction evidenced by a letter agreement of even date herewith between Purchaser and each holder of AutoInfo's outstanding debentures who are parties thereto, with respect to, among other things, the sale by such holders to the Purchaser of all of the outstanding 12% convertible subordinated debentures issued by AutoInfo in the aggregate principal amount of $575,000 for a total consideration of $762,798.24, and (b) receipt from counsel for AutoInfo of a legal opinion dated as of the Closing Date in the form of Exhibit A hereto. This letter constitutes a binding agreement between the Purchaser and AutoInfo.


Kinderhook Partners, LP

By: _______________________________
Stephen Clearman,  Managing Partner


AutoInfo, Inc.

By: _______________________________
Harry Wachtel, President